                                                                     Exhibit 1.3

                      Regulations of The Board of Directors
                              (English Translation)

                                  (Translation)

                      REGULATIONS OF THE BOARD OF DIRECTORS

(Purpose)

     Article 1. These Regulations shall set forth matters concerning the management of the meeting of the Board of Directors of the Company and matters to be resolved thereof.

(Application)

     Article 2. Any matters with regards to the Board of Directors shall be governed by these Regulations in addition to the applicable statutes and the Articles of Incorporation.

(Organization)

     Article 3.   The Board of Directors shall consist of all Directors.

(Attendance by Corporate Auditors)

     Article 4. Corporate Auditors shall attend the meetings of the Board of Directors and, when necessary, express their opinions at the meeting.

(Types of Meetings of the Board of Directors)

     Article 5. Meetings of the Board of Directors shall consist of ordinary meetings of the Board of Directors and extraordinary meetings of the Board of Directors. Ordinary meetings of the Board of Directors shall be held periodically at least once every three (3) months, and extraordinary meetings of the Board of Directors shall be held whenever necessary.

(Convocation of Meetings and Chairman)

     Article 6. Meetings of the Board of Directors shall be convened and presided over by the Chairman of the Board of Directors. In the case the Chairman of the Board of Directors is absent or in the case that the Chairman of the Board of Directors is unable to act, the President who is also a Director, the Vice President who is also a Director, or the Senior Managing Director shall convene such meetings in aforesaid order. In the event that there are more than one (1) Vice President who is also a Director or Senior Managing Directors, one of them shall convene such meetings in the order set forth in advance by the resolution of the Board of Directors. Each Director and Corporate Auditor may request convocation of a meeting of the Board of Directors by submitting a document that includes an agenda and sets forth the reason for such meeting.

(Notice of Convocation)

     Article 7. A notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three
(3) days prior to the date set
forth for such meeting; provided, however, that with the consent of all Directors and Corporate Auditors, a meeting of the Board of Directors may be held without the convocation procedure.

(Resolution)

     Article 8. Resolutions of the Board of Directors shall be adopted by the affirmative vote of a majority of the Directors present at the meeting, whereby a majority of all Directors shall constitute a quorum. However, in the case that the votes for and against the resolution are the same in number, the Chairman of the Board of Directors shall make a final decision. A Director who has a special interest in any proposal that is deliberated by the Board of Directors shall not be entitled to vote on such matter.

(Attendance by Third Parties)

     Article 9. The Board of Directors may request any person other than Directors and Corporate Auditors to attend a meeting of the Board of Directors and to provide reports or opinions whenever necessary.

(Matters to be Resolved)

     Article 10. The following matters shall be resolved at a meeting of the Board of Directors:

1.   Statutory matters

     1-1 Establishment, relocation and closure of a branch and other important organizations;

     1-2 Transfer and acquisition of business and disposal and acquisition of important assets;

     1-3 A significant amount of borrowing, donation, capital contribution, loan, guarantee, furnishing of collateral and waiver of indebtedness;

     1-4 Appointment and discharge of a Representative Director, manager and other important employees and appointment and change of co-representatives;

     1-5 Approval of transactions between a Director and the Company, and competing transaction by a Director;

     1-6     Issuance of new shares (including various types of share);

     1-7     Capitalization of reserves;

     1-8     Stock splits;

     1-9 Increase of the total number of shares to be issued by the Company at the ratio in accordance with a stock split and amendments to the Articles of Incorporation pursuant to such increase;

     1-10    Interim dividends;

     1-11 Issuance of corporate bonds and bonds with stock options (shinkabu-yoyakuken);

     1-12 Approval of the balance sheet, profit and loss statement, business report, proposal relating to the disposition of profits and other annexed specifications;

     1-13 Determination regarding the convocation of a meeting of the shareholders and its agenda;

     1-14 Determination regarding matters delegated by a resolution of the meeting of the shareholders;

     1-15 Acquisition of its own stock by the Company based on a resolution adopted at the ordinary meeting of the shareholders;

     1-16    Acquisition of its own stock owned by a subsidiary of the Company;

     1-17    Disposition of the treasury stock by the Company;

     1-18    Elimination of the treasury stock by the Company;

     1-19 Amendments to the Articles of Incorporation as a result of a decrease in the number of shares per unit or abolishment of the unit system;

     1-20    Issuance of stock options;

     1-21 Computerization of exercising voting right at a shareholders' meeting;

     1-22    Computerization of the publication of financial statements; and

     1-23    Other matters stipulated by laws and regulations.

2.   Matters authorized by the Articles of Incorporation

     2-1 Appointment of a transfer agent and designation of its handling offices;

     2-2     Establishment of and amendment to the Share Handling Regulations;

     2-3 Setting forth a date of record, which determines who are the shareholders that are entitled to exercise the relevant rights; and

     2-4 Appointment and discharge of the Chairman, the President, the Vice President, the Senior Managing Director and the Managing Director.

3. Other important matters relating to the execution of business of the Company.

(Business Affairs of Company)

     Article 11. Pursuant to the statutes, the Articles of Incorporation and these Regulations, a Representative Director shall execute the business of the Company and act as a representative of the Company to third parties as part of his duties. In the event that there are more than one (1) Representative Directors, the President who is also a Director shall be the chief executive officer of the Company.

(Matters to be reported to the Board of Directors and the Board of Corporate Auditors)

     Article 12. The Board of Directors shall receive reports concerning the following matters:

     1-1 The President shall report on the conditions of the execution of the business of the Company to the Board of Directors at least once every three (3) months. The President may cause any other person to provide a report on his/her behalf.

     1-2 The Board of Directors shall receive reports on the following matters by the relevant Directors:

            (i) Competing transactions (Article 264, Paragraph 2 of the Commercial Code);

            (ii) Transactions between a Director and the Company, and transactions in which there is a conflict of interest between a Director and the Company (Article 265, Paragraph 3 of the Commercial Code); and

            (iii) Other important matters.

2. The Board of Directors shall receive reports on matters set forth by the statutes (Article 260-3, Paragraph 2 of the Commercial Code) from the Corporate Auditors.

(Minutes)

     Article 13. The summary of the proceedings of a meeting of the Board of Directors and the results thereof shall be recorded in the minutes of the meeting of the Board of Directors, to which each Director and Corporate Auditor present at such meeting shall print his/her name and affix his/her seal, and which minutes shall be kept in safe-keeping by the Company. Such minutes shall be kept for ten (10) years at the principal office of the Company.

(Board of Directors Clerical Office)

     Article 14. The Chief Secretary shall handle any administrative matters concerning the Board of Directors.

(Other Matters)

     Article 15. Any matters relating to the administration of the meetings of the Board of Directors which are not provided for by the statutes, the Articles of Incorporation or these Regulations shall be determined by the Chairman.

(Amendment to or Abolition of These Regulations)

     Article 16. The amendment to or abolishment of these Regulations shall be subject to the resolution by the Board of Directors.


                            SUPPLEMENTARY PROVISIONS

Date of Establishment and Enactment:      October 1, 1982

Date of Enactment of Amendment:           July 1, 1977

                                          February 7, 1978

                                          September 21, 1982

                                          October 1, 1987

Date of Confirmation:                     October 1, 1997

Date of Enactment of Amendment:           June 26, 1998

                                          June 29, 2000

                                          October 1, 2001

                                          May 1, 2002

Approved by:                              The Board of Directors

Section in Charge:                        Secretariat Office